                                                                    Exhibit 12.1
                                                                    ------------

                 Statement Setting Forth Detail for Computation
                      of Ratio of Earnings to Fixed Charges

                                                                   Historical                   Pro Forma
                                                     --------------------------------------------------------
                                                                                               For the Year
                                                                                                  Ended
                                                        For the Years Ended December 31,       December 31,
                                                        ---------------------------------
                                                            2000          1999          1998            2000
                                                            ----          ----          ----            ----
Income (loss) from continuing operations before
income taxes (A) ................................           $ 35          $122          $109           $24.2
                                                     --------------------------------------------------------
Fixed Charges:
  Interest expense, gross .......................            8.7             0             0            73.0
                                                     --------------------------------------------------------
Portion of rentals representative of interest ...            1.2             0             0             1.2
                                                     --------------------------------------------------------
Amortization of debt issuance costs and
discount ........................................            0.3             0             0             2.1
                                                     --------------------------------------------------------
Total fixed charges (B) .........................         $10.20            $0            $0           $76.3
                                                     --------------------------------------------------------
Earnings (C) (C=A+B) ............................         $45.20          $122          $109          $100.5
                                                     --------------------------------------------------------
Ratio of earnings to fixed charges (C/B) ........           4.4x           N/A           N/A            1.3x
                                                            ====                                        ====
                                                     --------------------------------------------------------



                                                                   Historical              Pro Forma
                                                             ----------------------- -----------------------
                                                              For the Nine Months     For the Nine Months
                                                              Ended September 30,     Ended September 30,
                                                             -----------------------------------------------
                                                                               2001                    2001
                                                                               ----                    ----
                                                             -----------------------------------------------
Income (loss) from continuing operations before
income taxes (A) ..................................                           $18.3                   $16.1
                                                             -----------------------------------------------
Fixed Charges:
  Interest expense, gross .........................                            52.0                    54.5
                                                             -----------------------------------------------
Portion of rentals representative of interest .....                             1.1                     1.1
                                                             -----------------------------------------------
Amortization of debt issuance costs and
discount ..........................................                             2.1                     1.8
                                                             -----------------------------------------------
Total fixed charges (B) ...........................                           $55.2                   $57.4
                                                             -----------------------------------------------
Earnings (C) (C=A+B) ..............................                           $73.5                   $73.5
                                                             -----------------------------------------------
Ratio of earnings to fixed charges (C/B) ..........                            1.3x                    1.3x
                                                                               ====                    ====
                                                             -----------------------------------------------